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                                                                      EXHIBIT 5

                                 August 20, 1998



Murdock Communications Corporation
1112 29th Avenue S.W.
Cedar Rapids, IA 52404


Gentlemen:                            Re:    Registration Statement on Form S-8

                  We have acted as counsel for Murdock Communications Corporation, an Iowa corporation (the "Company"), in connection with the Company's offering to certain participants of up to 272,529 shares of its no par value common stock (the "Common Stock") pursuant to the Murdock Communications Corporation 1993 Stock Option Plan (the "Plan").

         In such capacity we have examined, among other documents, the Restated Articles of Incorporation of the Company, as amended, and the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the offering of the Common Stock pursuant to the Plan. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that the shares of Common Stock to be offered under the Plan have been legally and validly authorized under the Restated Articles of Incorporation of the Company, as amended, and the laws of the State of Iowa. When issued in accordance with the description set forth in the Registration Statement and the Plan, the shares of Common Stock will be legally issued, fully-paid and nonassessable.

         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-8. In giving our consent, we do not admit that we are "experts" within the meaning of section 11 of the Securities Act of 1933, as amended (the "Act"), or within the category of persons whose consent is required by section 7 of the Act.

                                                 REINHART, BOERNER, VAN DEUREN,
                                                 NORRIS & RIESELBACH, s.c.

                                                 BY  /s/ Albert S. Orr
                                                      Albert S. Orr